Exhibit 31.1

Certification of the Chief Executive Officer

Pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934

I, Robert A. Young, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Tessera Technologies, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 8, 2012	/S/ ROBERT A. YOUNG
Robert A. Young
President and Chief Executive Officer